Exhibit 10.33

KINETA, INC.
AMENDMENT
TO 2010 EQUITY INCENTIVE PLAN

THIS AMENDMENT TO 2010 EQUITY INCENTIVE PLAN (this “Amendment”) is made as of January 1, 2016, to the 2010 Equity Incentive Plan of Kineta, Inc. (the “Company”) (the “Plan”).

RECITALS

WHEREAS, the 2010 Equity Incentive Plan was adopted by the Company’s Board of Directors (the “Board”) on September 3, 2010, and approved by the Company’s Shareholders (the “Shareholders”) on September 7, 2010, and amended to increase the option pool as approved by the Board and the Shareholders on December 5, 2014.

WHEREAS, pursuant to Article 2.b(vi) of the Plan, the Board has the authority to amend the Plan to amend the definition of Continuous Service.

AMENDMENT

1.       Amendment. “Continuous Service.” The definition of “Continuous Service” is hereby amended and restated in its entirety to read as follows:

“Continuous Service” means that the Participant’s service with the Company, KPI Therapeutics, Inc., or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company, KPI Therapeutics, Inc. or an Affiliate as an Employee, Director, or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company, KPI Therapeutics, Inc. or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, KPI Therapeutics, Inc., an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.